UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported) June 14, 2007

Yadkin Valley Financial Corporation

(Exact name of registrant as specified in its charter)

North Carolina

(State or other jurisdiction of incorporation)

000-52099	20-4495993
(Commission File Number)	(IRS Employer Identification No.)

209 North Bridge Street, Elkin, North Carolina	28621-3404
(Address of principal executive offices)	(Zip Code)

(336) 526-6300
(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☒   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01  ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

On June 14, 2007, Yadkin Valley Financial Corporation (“Yadkin”), the parent holding company for Yadkin Valley Bank and Trust Company, entered into an agreement and plan of merger with Cardinal State Bank (“Cardinal”).  Pursuant to the agreement, Cardinal will be merged with and into Yadkin Valley Bank and Trust Company.  Under the terms of the agreement, Cardinal shareholders will have the right to elect to receive either shares of Yadkin or $17.62 in cash, subject to allocation as follows:  42% of Cardinal’s outstanding shares will be exchanged for stock of Yadkin Valley Financial and 58% will be exchanged for cash.  Those Cardinal shares exchanged for stock will be exchanged for .91771 shares of Yadkin stock in a tax free exchange.  Cash will also be paid in lieu of fractional shares.  Closing of the merger, which is expected to occur in the fourth quarter of 2007, is subject to certain condition. The boards of directors of both parties have approved the merger agreement, and the merger agreement and the transactions contemplated thereby are subject to the approval of the shareholders of Cardinal, regulatory approvals, and other customary closing conditions.  The foregoing description of the merger agreement does not purport to be complete and is qualified in its entirety by reference to the complete text of the merger agreement, which is set forth below as Exhibit 2.1 hereto and is incorporated herein by reference.

The merger agreement contains customary representations, warranties and covenants of Yadkin and Cardinal, including, among others, covenants (i) to conduct their respective businesses in the ordinary course during the interim period between the execution of the merger agreement and consummation of the merger and (ii) not to engage in certain kinds of transactions during such period. The board of directors of Cardinal has adopted a resolution recommending approval and adoption by its shareholders and has agreed to submit the merger agreement to its shareholders for consideration. Cardinal has also agreed not to (i) solicit proposals relating to alternative business combination transactions or (ii) subject to certain exceptions, enter into discussions or an agreement concerning or provide confidential information in connection with any proposals for alternative business combination transactions.

The representations and warranties of each party set forth in the merger agreement have been made solely for the benefit of the other party to the merger agreement. In addition, such representations and warranties (i) have been qualified by disclosures made to the other party in connection with the merger agreement, (ii) will not survive consummation of the merger and cannot be the basis for any claims under the merger agreement by the other party after termination of the merger agreement except if willfully false as of the date of the merger agreement, (iii) are subject to the materiality standard contained in Section 9.2(a) of the merger agreement which may differ from what may be viewed as material by investors, and (iv) were made only as of the date of the merger agreement or such other date as is specified in the merger agreement.

ADDITIONAL INFORMATION ABOUT THE MERGER AND WHERE TO FIND IT

Yadkin and Cardinal will be filing relevant documents concerning the transaction with the Securities and Exchange Commission, including a registration statement on Form S-4 which will include a proxy statement/prospectus.  Shareholders will be able to obtain a free copy of the proxy statement/prospectus, as well as other filings containing information about Yadkin and Cardinal, at the Securities and Exchange Commission’s internet site (http://www.sec.gov).  Copies of the proxy statement/prospectus and the filings with the Securities and Exchange Commission that will be incorporated by reference in the proxy statement/prospectus can also be obtained, without charge, by directing a request to Yadkin Valley Financial Corporation, 209 North Bridge Street, Elkin, North Carolina, 28621, Attention: Edwin E. Laws, or Cardinal State Bank, 3710 University Drive, Suite 100, Durham, North Carolina 27707, Attention: John W. Mallard, Jr.

SHAREHOLDERS ARE URGED TO READ THE PROXY STATEMENT/PROSPECTUS, AND OTHER RELEVANT DOCUMENTS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION REGARDING THE PROPOSED TRANSACTION WHEN THEY BECOME AVAILABLE, BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION.

The directors and executive officers of Yadkin and Cardinal and other persons may be deemed to be participants in the solicitation of proxies in respect of the proposed merger.  Information regarding Yadkin’s directors and executive officers is available in its definitive proxy statement (form type DEF 14A) filed with the SEC on April 19, 2007.  Information regarding Cardinal’s directors and executive officers is available in its definitive proxy statement (form type DEF 14A) filed with the FDIC on April 18, 2007.  Other information regarding the participants in the proxy solicitation and a description of their direct and indirect interests, by security holdings or otherwise, will be contained in the proxy statement/prospectus and other relevant materials to be filed with the SEC when they become available.

ITEM 8.01  OTHER EVENTS

On June 14, 2007, Yadkin issued a press release announcing the execution of the merger agreement with Cardinal. The complete text of the press release is attached to this report as Exhibit 99.1.

ITEM 9.01  FINANCIAL STATEMENTS AND EXHIBITS

(d)   Exhibits.

The following exhibits are filed as part of this report:

Exhibit
Number	Description
2.1	Agreement and Plan of Reorganization among Yadkin Valley Financial Corporation, Yadkin Valley Bank and Trust Company, and Cardinal State Bank, dated June 14, 2007.
99.1	Press Release dated June 14, 2007.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

YADKIN VALLEY FINANCIAL CORPORATION

Dated: June 14, 2007	By:	/s/ William A. Long
William A. Long
Chief Executive Officer

EXHIBIT INDEX

Exhibit
Number	Description
2.1	Agreement and Plan of Merger between Yadkin Valley Financial Corporation and Cardinal State Bank, dated June 14, 2007.
99.1	Press Release dated June 14, 2007.